Exhibit 99.1

Penumbra, Inc. Names Shruthi Narayan as Company President

ALAMEDA, Calif. – August 27, 2025 – Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today announced the promotion of Shruthi Narayan to President of the company, effective September 1, 2025. She will continue to report to Adam Elsesser, who served in the role of President prior to this promotion and will continue in his roles as chairman of the board and chief executive officer of Penumbra.

“Shruthi is a dynamic, seasoned leader whose passion for innovation and proven ability to inspire global teams make her the obvious choice for this critical role,” said Mr. Elsesser. “Her vision and focus on excellence will undoubtedly help sustain Penumbra’s exceptional growth and market leadership, expanding access to our life-saving technology to patients around the world.”

A 20-year veteran in the medical device industry, Ms. Narayan was most recently president of Penumbra’s interventional business where she led the day-to-day operations and oversaw the growth initiatives of both the company’s neuro and vascular franchises. She joined Penumbra in 2013 as a product manager starting off on the stroke franchise, then transitioning to help build the peripheral vascular division, commercializing Penumbra’s vascular portfolio of embolization and thrombectomy products globally. Ms. Narayan began her medical device career at Medtronic in 2006, working in engineering, regulatory affairs and then in the cardiovascular sales organization.

“Penumbra has been at the forefront of blood clot care for more than 20 years, advancing the most innovative technologies to address conditions from head-to-toe like stroke and pulmonary embolism,” said Ms. Narayan. “I am honored to carry on and expand our legacy of innovation and look forward to continuing this paradigm shift in patient care.”

Ms. Narayan received a B.S. in Electrical Engineering from Anna University, India and a M.S. in Biomedical Engineering from University of Southern California, with a focus on Medical Device Commercialization.

About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn and X.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com

Source: Penumbra, Inc.